UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2023

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On July 17, 2023, Fluent, LLC entered into a Stipulated Order (the “Order”) with the Federal Trade Commission (“FTC”) resolving the FTC’s previously disclosed investigation.  The Order includes provisions related to injunctive relief, recordkeeping and reporting obligations, and other relief, including a $2.5 million civil penalty payment. In connection with the Order, Fluent, Inc. issued the following statement:

Fluent has worked tirelessly and collaboratively with the FTC for over three years, and we are pleased to have reached a resolution. Importantly, our settlement with the FTC includes no admission or finding of wrongdoing, and we are confident that our telemarketing consent practices comply with all legal requirements.

Fluent has never placed a robocall in its 12-year history, and we share the FTC’s concerns about the use of robocall technology. In fact, in 2022, Fluent specifically prohibited the use of robocall technology by all its telemarketing partners to demonstrate its commitment to eradicating robocalls.

Fluent has always operated our websites to obtain clear and express consent from consumers when they engage with us. We are at the forefront of our industry in how we obtain consent from consumers who visit our sites and take great pride in our efforts to continually improve our digital marketing performance programs and processes to ensure they not only meet, but set, new compliance standards for our industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

July 18, 2023	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer